NetSol Technologies

3Q Fiscal Year 2008 Earnings Conference Call

May 13, 2008

NetSol Technologies

Safe Harbor Statement

This presentation may contain forward-looking statements relating to the development of NetSol Technologies' products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward-looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. Any forward-looking statements contained herein speak only as of the date hereof. The Company undertakes no obligation to update or review any forward-looking statements.

Najeeb U. Ghauri

Chairman & Chief Executive Officer

NetSol Technologies

Consolidated Financial Highlights

Fiscal Third Quarter 2008

- Revenues increased 19% to a record $9.1 million
- Gross margin increased to 56% versus 48% in the prior year period
- Operating income increased 245% to $1.8 million versus $511 thousand a year ago
- GAAP net income increased to a $2.3 million, or $0.09 per diluted share, versus a GAAP net loss of $229,000, or ($0.01) per diluted share
- EBITDA increased to $3.2 million, or $0.13 per diluted share, versus EBITDA of $676,000, or $0.04 per diluted share

BestShoring delivers BestSolution™

- Bestshoring is the evolution of our global business services
- BestShoring yields an improved return on investment through globally sourced domain experience as well as localized support to customers
- Supported by our global delivery platform including: Bangkok, Beijing, Burlingame, Lahore, London and Sydney
- Customers benefit from the optimum balance of subject matter expertise, in-depth domain experience, and cost effective labor, all merged into a scalable solution.

NetSol North America

- Investing in key North American sales and marketing assets as well as infrastructure to strength and expand North American customer penetration leveraging our BestShoring strategy
- Greg Brinton appointed to head of sales
- Morgan Rees appointed to senior vice president of marketing
- Expanding business development and sales activities into Central and South America

NetSol Technologies

Select Operational Highlights

- Won a contract valued at approximately $1.5 million with one of the largest leasing companies in the Middle East
- Sold a new LeaseSoft license in China to a major European auto manufacturer, maintaining robust momentum in the Chinese market
- Awarded a contract for the implementation of a Land Record Management Information System for the Islamabad Capital Territory, Pakistan
- LeaseSoft deployments included Dongfeng-Nissan Automotive Finance (DNAF) China and Venture Finance, a division of ABM AMRO
- Launched a new LeasePak 'Asset Focus Module'
- NetSol's Lahore based IT development campus, "NetSol Village", achieved ISO 27001 certification
- NetSol Corporate University (NCU) launched

Tina Gilger

Chief Financial Officer

NetSol Technologies

Strong Annual Revenue Growth


+26%
YTD
CAGR 68%
US$ Millions
3.7
5.7
12.4
18.7
29.3
26.1
Fiscal 2003
Fiscal 2004
Fiscal 2005
Fiscal 2006
Fiscal 2007
9 Month YTD

Revenue

For the Three Months Ended March 31

	2008	2007	% Change
Services	4,585,292	3,725,784	23.1%
License Fees	2,998,867	2,554,289	17.4%
Maintenance Fees	1,482,654	1,335,893	11.0%
Total Revenues	9,066,813	7,615,966	19.1%

NetSol Technologies

Revenue by business


Fiscal Third Quarter 2008
IT Consulting Services 51%
License Fees 33%
Maintenance Fees 16%

NetSol Technologies

Quarterly Revenue



10.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
US$ Millions
9.1
4Q 2005
1Q 2006
2Q 2006
3Q 2006
4Q 2006
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008
2Q 2008
3Q 2008

NetSol Technologies

Gross Margin


56%
70%
60%
50%
40%
30%
20%
10%
0%
4Q 2005
1Q 2006
2Q 2006
3Q 2006
4Q 2006
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008
2Q 2008
3Q 2008

NetSol Technologies

Operating Expenses

For the Three Months Ended March 31

	2008	2007	Change
Selling and marketing	898,686	825,856	9%
Depreciation & amortization	477,630	483,801	-1%
Bad debt expense	-	(231)	-100%
Salaries and wages	1,034,784	915,481	13%
Professional services *(including non-cash compensation)*	114,436	254,359	-55%
General and administrative	792,499	687,881	15%
Total operating expenses	3,318,035	3,166,877	5%

GAAP Earnings/Loss Per Diluted Share


$0.09
$0.15
$0.10
$0.05
$0.00
($0.05)
($0.10)
($0.15)
($0.20)
($0.25)
($0.30)
Impact of non-cash charges related to the acquisition of McCue Systems in North America
4Q 2005
1Q 2006
2Q 2006
3Q 2006
4Q 2006
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008
2Q 2008
3Q 2008

NetSol Technologies

EBITDA Per Diluted Share


$0.13
$0.16
$0.14
$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
$0.00
($0.02)
($0.04)
($0.06)
*
*
4Q 2005
1Q 2006
2Q 2006
3Q 2006
4Q 2006
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008
2Q 2008
3Q 2008

* Excluding the impact of non-cash charges related to the acquisition of McCue Systems in North America. $734,658 in fiscal 1Q 2007 and $4,277,367 in fiscal 2Q 2007.

NetSol Technologies

Financial Outlook

Management Financial Objectives:

- Organic annual revenue growth of 25 percent to 30 percent for fiscal year 2008, ending June 30, 2008
- Quarterly gross margin within the target range of high 50 percent to 60 percent range
- Fiscal year 2008 diluted earnings per share within the range of $0.28 to $0.32
- Focus on sustaining and expanding U.S. GAAP profitability on quarterly basis
- EBITDA 27% to 30% of revenue

Questions & Answers

Najeeb U. Ghauri - Chairman & CEO

Tina Gilger - CFO

Naeem Ghauri - President, Europe & Global Products

Mitch Van Wye - COO, NetSol North America


NASDAQ

(NASDAQ CM: NTWK)

Thank You

To learn more about NetSol Technologies, Inc.,
Visit www.netsoltek.com

CMMI® Maturity LEVEL 5